EXHIBIT 32.2
Certification Pursuant to Rule 13a-14(b) or Rule 15d-14(b)
Of the Securities and Exchange Act of 1934 and 18 U.S.C. Section 1350

In connection with the Quarterly Report of ReoStar Energy Corporation, a Nevada corporation (the "Company"), on Form 10-QSB for the quarter ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, the Chief Financial Officer, hereby certifies pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities and Exchange Act of 1934 and 18 U.S.C. Section 1350, that based on my knowledge:

(1)             the Report of the Company filed today pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), fully complies with the applicable requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2)             the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 14, 2007	/s/ Scott D. Allen
Scott D. Allen, CPA
Chief Financial Officer